EXHIBIT 10.32




12/21/2001  THIS  NOTE  RELACES  AND  SUPERCEDES THE ORIGINAL NOTE OF 12/21/2001
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FOR  VALUE  RECEIVED,  $20,000,  the  undersigned,  Paul Taylor ("Maker") hereby promises to pay to the order of MarketCentral.net Corp ("Payee"), at Payee's principal office at 6401 South Boston Street, Suite Q205, Englewood, Colorado or at such other place or places as Maker may from time to time designate in writing, the principal sum of $20,000.
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Together  with  interest  on  the principal balance upon maturity outstanding as hereinafter  set  forth.

A.  Interest Rate.  From the date of this Promissory Note (the "NOTE") until the
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occurrence  of an event set forth in Section C below, the principal balance from time to time unpaid shall bear interest, and Maker promises to pay such interest, at a rate of Eight percent per annum (8.0%) upon maturity.

After the earliest of (i) the Maturity Date (as hereafter defined), whether by acceleration or otherwise, (ii) the occurrence of any default in the payment of any installment of interest on the date due and payable, or (iii) the occurrence of any other Event of Default (as hereafter defined), hereunder, the total unpaid indebtedness hereunder shall bear interest at a rate of Eight percent (8%) plus the rate of interest otherwise chargeable hereunder (the "DEFAULT RATE").

Interest shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed. Interest accrued from the date of this Note shall be due and payable on the Maturity Date (as hereafter defined).

B.  Maturity  Date; Payment.  The Maker shall repay the principal amount of this
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Note,  and  any  interest accrued thereon then remaining unpaid, on the Maturity
Date (as hereafter defined). Notwithstanding the foregoing, the entire principal balance of this Note then outstanding, plus any accrued and unpaid interest thereon shall be due and payable on the earliest of (a) 12/21/2006 (Five Years hence) or (b) such earlier date on which said amount shall become due and payable on account of acceleration by Payee (the "MATURITY DATE"). Maker agrees that, on the Maturity Date, Maker will pay to Payee the entire principal balance of this Note then outstanding, together with all accrued and unpaid interest hereunder.

C.  Default; Remedies.  Any one of the following occurrences shall constitute an
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"EVENT OF DEFAULT" under this Note: (i) failure by the Maker to make any payment of principal or interest when the same becomes due and payable, said failure continuing for thirty (30) days or more; or (ii) if Maker shall fail to pay its debts, make an assignment for the benefit of its creditors, or shall commit an act of bankruptcy, or shall admit in writing its inability to pay its debts as they become due, or shall seek a composition, readjustment, arrangement, liquidation, dissolution or insolvency proceeding under any present or future statute or law, or shall file a petition under any chapter of federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or to be adjudged a bankruptcy or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee, liquidator or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within sixty (60) days of the appointment.

Upon occurrence of an Event of Default hereunder, the entire outstanding principal balance and any unpaid interest then accrued under this Note, shall at the option of the Payee hereof and without demand or notice of any kind to the undersigned or any other person (including, but not limited to, any guarantor now or hereafter existing), immediately become and be due and payable in full. In such event, Payee shall have and may exercise any and all rights and remedies available at law or in equity.

     D.  Assignment.  No assignment of this Note in whole or in part, or of any
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interest  hereunder,  shall  be  effective  or binding upon the Maker until such transfer or assignment shall have been duly recorded on the books of the Maker to be maintained for such purpose, and any transfer or assignment hereof shall require surrender hereof to the Maker at its principal office accompanied by an appropriate instrument of transfer or assignment in form satisfactory to the Maker, provided that the Maker may not and cannot be compelled or required to act or effectuate any such assignment or transfer except after compliance by the Payee or holder hereof with securities laws or regulations deemed applicable by the Maker. Neither may this Note or any interest hereunder be pledged or hypothecated except upon compliance with the foregoing.

            E.  Waiver Amendment.  Maker, for itself and for its successors,
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transferees and assigns hereby irrevocably (i) waives diligence, presentment and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever, and (ii) agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Payee hereof without in any way affecting or diminishing Maker's liability hereunder.

No extension of the time for any payment due hereunder made by agreement with any person now or hereafter liable for payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part. No delay in the exercise of any right or remedy hereunder by Payee shall be deemed to be a waiver of such right or remedy, nor shall the exercise of any right or remedy hereunder by Payee be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of the Payee promptly after the occurrence of any default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such default continues nor a waiver of such right in connection with any future default.

     F.  Governing  Law  and  Jurisdiction.  This  Note  has  been  executed and
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delivered  at  Englewood,  Colorado  and  shall  be governed by and construed in accordance  with  the  internal  laws  of  the  State  of  Texas.


     IN WITNESS WHEREOF, MarketCentral.net Corp. has caused this Note to be executed and delivered on its behalf by its President, as of the date and year first above written.

    By:  ___________________________
     PAYEE
     MarketCentral.net  Corp.

      ___________________
      MAKER
      Paul  Taylor